Exhibit 99.1

Taboola Q1 2024 Results Beat High End of Guidance; Reiterates 2024 Guidance and Expects Accelerating Growth Across All Key Metrics

Q1 2024 and FY 2024 Key Highlights

Q1 Financials - beat high end of guidance across all key metrics
-	Q1 2024 Revenues $414M, Gross profit $109M, ex-TAC Gross Profit $139M, Net loss $26M, Non-GAAP Net Income $4M, Adj. EBITDA $23M, Free Cash Flow $27M
-	Accelerating YoY growth: Revenues +26%, ex-TAC +20%, Adj. EBITDA +132%, FCF +140%

2024 Guidance - expecting strong Q2 and FY 2024 YoY growth across all metrics
-	Q2 guidance: $425M in Revenues (+28% YoY), $115M Gross profit (+18% YoY), $145M ex-TAC Gross Profit (+18% YoY), $25M+ Adj. EBITDA (+60% YoY)*
-	2024 accelerating growth: ~$2B in Revenues (+33% YoY), ~$545M Gross profit (+28% YoY), ~$670M ex-TAC Gross Profit (+24% YoY), $200M+ Adj. EBITDA (2x+ YoY), $100M+ FCF (~2x YoY)*
-	Reiterating 2024 Adj. EBITDA $200M+ (30% margin) and $100M+ Free Cash Flow

Share Buyback - Bought back $28M in shares in Q1; $92M remaining under current buyback authorization (~7% of current market cap); expecting buyback program to continue through 2024

Engaging/reaching users - Yahoo crossed $100M+ in Q1; Apple News going global
-	Yahoo - good progress; $100M+ revs on Yahoo supply in Q1, led by tier 1 advertiser demand
-	Apple News & Stocks partnership expands significantly to now include US and UK markets
-	Taboola News innovations focused on vertical videos and utilities (weather, games, etc.)

Improving yield - number one goal in 2024
-	Focusing on improving retention rates and growing NDR
-	Max Conversion/AI nearly 60% of revenue; drives double-digit NDR improvement
-
Focus on premium/quality advertising experiences; Premium Brand & Agency demand now accounts for 20%+ of revenue and growing fast; launch of Taboola Select and onboarding of Yahoo Omni advertisers transformational to driving yield

-	Double-digit eCommerce growth in Q1 underscoring strong momentum

* at guidance midpoints

New York, NY, May 8, 2024 -- Taboola (Nasdaq: TBLA), a market leading technology company powering recommendations for the open web, today announced its results for the quarter ended March 31, 2024.

“We had a strong start to 2024 and Q1, where our business momentum and growth rates accelerated.  With Q1 beating the high end of the guidance on every metric, and with Q2 guidance showing double-digit growth versus the same time last year, we are reiterating our 2024 guidance. 2024 projects continued acceleration in the business through the remainder of the year, making it a record year for us. Our main focus this year is advertiser success and ramping Yahoo. We are on track to complete the migration by mid-year. There is a lot of work left to do especially with meaningful sized advertisers, this is our key focus, and where we have the most to gain as a company. Maximize Conversion is at 60% of revenue, NDR is up double digit for those who use it and we’re leaning in more heavily to premium advertising experiences. I'm excited to be exactly where we are, we know what we need to do, we have an incredible team all around the world working hard to build the very first “must buy” advertising company for the open web,” said Adam Singolda, CEO of Taboola.

Q1 2024 Highlights
●	Q1 2024 Revenues of $414.0M, Gross profit of $109.0M, ex-TAC Gross Profit of $138.9M, Net loss of $26.2M, Non-GAAP Net Income of $3.8M and Adjusted EBITDA of $23.5M

●	Revenue Highlights
○	Revenue growth driven by new publisher partners added to the Taboola network.
○	Publisher wins that were new and from competitors included 20 Minutes, Ringier Axel Springer Poland, Webedia Group, RTL Belgium and El Colombiano.
○	Renewed relationships with many well-known publishers including Globes, El Nacional, Ciaopeople, Clutchpoints and more.

●	Notable product launches and advancements
○
Maximize Conversions, our first offering in our AI-bidding technology suite, reached nearly 60 percent of revenue representing advertising spend from leading brands using it including Hyundai, ERGO, Leica Camera, Sonova, Peugeot, and Opel.

FY 2024 Guidance Summary
●	Reiterating 2024 top line guidance that expects significant growth versus prior year; revenue and ex-TAC Gross Profit midpoints expected to grow ~33% and ~25%, respectively.

●	Reiterating 2024 Adjusted EBITDA $200M+; Free Cash Flow $100M+.

For more commentary on the quarter, please refer to Taboola’s Q1 2024 Shareholder Letter and Investor Presentation, both of which are posted on Taboola’s website today at https://investors.taboola.com.

First Quarter Results Summary

(dollars in millions, except per share data)	Three months ended March 31,
	2024	2023
	Unaudited
Revenues	$414.0	$327.7
Gross profit	$109.0	$89.6
Net loss	$(26.2)	$(31.3)
EPS diluted (1)	$(0.08)	$(0.09)
Ratio of net loss to gross profit	(24.0%)	(35.0%)
Cash flow provided by operating activities	$32.4	$17.5
Cash, cash equivalents, short-term deposits and investments	$181.0	$274.4

Non-GAAP Financial Data *
ex-TAC Gross Profit	$138.9	$115.7
Adjusted EBITDA	$23.5	$10.1
Non-GAAP Net Income (Loss)	$3.8	$(4.1)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	16.9%	8.7%
Free Cash Flow	$26.8	$11.2

1 The weighted-average shares for the three months ended March 31, 2024 and 2023 includes 45,198,702 Non-voting Ordinary shares.

Second Quarter and Full Year 2024 Guidance

For the Second Quarter and Full Year 2024, the Company currently expects:

	Q2 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$410 - $440	$1,892 - $1,942
Gross profit	$110 - $120	$535 - $555
ex-TAC Gross Profit*	$140 - $150	$656 - $679
Adjusted EBITDA*	$20 - $30	$200	+
Non-GAAP Net Income*	$0 - $10	$84 - $104

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast Details

Taboola's senior management team will discuss the Company's earnings on a call that will take place on May 8, 2024, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register https://register.vevent.com/register/BIb9c86ff30fec40f2a995448a18a3e6b2 and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on May 8, 2025.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our Ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola is a market leading technology powering recommendations for the open web.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 17,000 advertisers use Taboola to reach nearly 600 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on X.

Investor Contact:	Press Contact:

Jessica Kourakos	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	March 31,	December 31,
	2024	2023
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$178,534	$176,108
Short-term investments	2,485	5,725
Restricted deposits	1,270	1,407
Trade receivables (net of allowance for credit losses of $9,412 and $10,207 as of March 31, 2024 and December 31, 2023, respectively)	284,239	306,307
Prepaid expenses and other current assets	77,485	69,865
Total current assets	544,013	559,412
NON-CURRENT ASSETS
Long-term prepaid expenses	27,351	39,602
Commercial agreement asset	289,451	289,451
Restricted deposits	4,216	4,247
Operating lease right of use assets	57,305	61,746
Property and equipment, net	72,587	72,155
Intangible assets, net	109,323	125,258
Goodwill	555,931	555,931
Total non-current assets	1,116,164	1,148,390
Total assets	$1,660,177	$1,707,802

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	March 31,	December 31,
	2024	2023
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$279,373	$282,012
Short-term operating lease liabilities	19,141	20,264
Accrued expenses and other current liabilities	118,176	118,689
Current maturities of long-term loan	—	3,000
Total current liabilities	416,690	423,965
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	145,455	142,164
Long-term operating lease liabilities	44,992	49,450
Warrants liability	6,168	6,129
Deferred tax liabilities, net	11,130	14,815
Other long-term liabilities	14,751	14,217
Total long-term liabilities	222,496	226,775
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of March 31, 2024 and December 31, 2023; 293,413,305 and 295,670,620 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of March 31, 2024 and December 31, 2023; 45,198,702 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Treasury Ordinary shares, at cost - 21,463,642 and 15,240,471 shares as of March 31, 2024 and December 31, 2023, respectively	(83,271)	(55,513)
Additional paid-in capital	1,280,715	1,262,093
Accumulated other comprehensive income	165	942
Accumulated deficit	(176,618)	(150,460)
Total shareholders' equity	1,020,991	1,057,062
Total liabilities and shareholders' equity	$1,660,177	$1,707,802

CONSOLIDATED STATEMENTS OF LOSS
U.S. dollars in thousands, except share and per share data

	Three months ended March 31,
	2024	2023
	Unaudited
Revenues	$414,008	$327,686
Cost of revenues:
Traffic acquisition cost	275,120	211,946
Other cost of revenues	29,935	26,148
Total cost of revenues	305,055	238,094
Gross profit	108,953	89,592
Operating expenses:
Research and development	36,249	31,985
Sales and marketing	67,608	60,569
General and administrative	23,329	25,836
Total operating expenses	127,186	118,390
Operating loss	(18,233)	(28,798)
Finance expenses, net	(3,638)	(3,154)
Loss before income taxes	(21,871)	(31,952)
Income tax benefit (expenses)	(4,287)	639
Net loss	$(26,158)	$(31,313)

Net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	$(0.08)	$(0.09)
Weighted-average shares used in computing net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	345,502,643	333,424,276

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands

	Three months ended March 31,
	2024	2023
	Unaudited
Net loss	$(26,158)	$(31,313)
Other comprehensive loss:
Unrealized gains (losses) on available-for-sale marketable securities, net	(1)	327
Unrealized losses on derivative instruments, net	(776)	(656)
Other comprehensive loss	(777)	(329)
Comprehensive loss	$(26,935)	$(31,642)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended March 31,
	2024	2023
	Unaudited
Cost of revenues	$1,011	$1,044
Research and development	6,378	5,844
Sales and marketing	4,323	4,285
General and administrative	4,689	4,909
Total share-based compensation expenses	$16,401	$16,082

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended March 31,
	2024	2023
	Unaudited
Cost of revenues	$10,717	$8,298
Research and development	887	605
Sales and marketing	13,518	13,526
General and administrative	199	172
Total depreciation and amortization expense	$25,321	$22,601

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended March 31,
	2024	2023
	Unaudited
Cash flows from operating activities
Net loss	$(26,158)	$(31,313)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	25,321	22,601
Share-based compensation expenses	16,401	16,082
Net gain from financing expenses	(408)	(328)
Revaluation of the Warrants liability	39	(1,676)
Amortization of loan and credit facility issuance costs	354	500
Amortization of premium and accretion of discount on short-term investments, net	142	(281)
Change in operating assets and liabilities:
Decrease in trade receivables, net	22,068	44,362
Decrease in prepaid expenses and other current assets and long-term prepaid expenses	9,199	721
Decrease in trade payables	(8,262)	(22,807)
Decrease in accrued expenses and other current liabilities and other long-term liabilities	(1,476)	(13,439)
Increase (decrease) in deferred taxes, net	(3,685)	2,790
Change in operating lease right of use assets	4,453	4,151
Change in operating lease liabilities	(5,593)	(3,839)
Net cash provided by operating activities	32,395	17,524

Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(5,589)	(6,350)
Proceeds from business acquisition holdback liability	719	—
Investments in restricted deposits	—	(280)
Proceeds from maturities of short-term investments	3,265	41,940
Net cash provided by (used in) investing activities	(1,605)	35,310
Cash flows from financing activities
Issuance costs	(456)	—
Exercise of options and vested RSUs	1,809	1,335
Payment of tax withholding for share-based compensation expenses	(709)	(791)
Repurchase of Ordinary shares	(27,758)	—
Payments on account of repurchase of Ordinary shares	(1,658)	—
Repayment of long-term loan	—	(750)
Net cash used in financing activities	(28,772)	(206)
Exchange rate differences on balances of cash and cash equivalents	408	328
Increase in cash and cash equivalents	2,426	52,956
Cash and cash equivalents - at the beginning of the period	176,108	165,893
Cash and cash equivalents - at end of the period	$178,534	$218,849

	Three months ended March 31,
	2024	2023
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$3,243	$4,258
Interest	$3,610	$5,067
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$4,262	$36
Share-based compensation included in capitalized internal-use software	$606	$652
Creation of operating lease right-of-use assets	$12	$5,045

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended March 31,
	2024	2023
	(dollars in thousands)
Revenues	$414,008	$327,686
Traffic acquisition cost	275,120	211,946
Other cost of revenues	29,935	26,148
Gross profit	$108,953	$89,592
Add back: Other cost of revenues	29,935	26,148
ex-TAC Gross Profit	$138,888	$115,740

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended March 31,
	2024	2023
	(dollars in thousands)
Net loss	$(26,158)	$(31,313)
Adjusted to exclude the following:
Finance expenses, net	3,638	3,154
Income tax expenses (benefit)	4,287	(639)
Depreciation and amortization	25,321	22,601
Share-based compensation expenses	13,756	13,527
Holdback compensation expenses (1)	2,645	2,555
Other costs (2)	—	237
Adjusted EBITDA	$23,489	$10,122

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 The three months ended March 31, 2023 includes one-time costs related to the Commercial agreement.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended March 31,
	2024	2023
	(dollars in thousands)
Net loss	$(26,158)	$(31,313)
Amortization of acquired intangibles	15,935	15,969
Share-based compensation expenses	13,756	13,527
Holdback compensation expenses (1)	2,645	2,555
Other costs (2)	—	237
Revaluation of Warrants	39	(1,676)
Foreign currency exchange rate losses (3)	1,041	429
Income tax effects	(3,426)	(3,829)
Non-GAAP Net Income (Loss)	$3,832	$(4,101)

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2  The three months ended March 31, 2023 includes one-time costs related to the Commercial agreement.
3 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company's functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended March 31,
	2024	2023
	(dollars in thousands)
Net cash provided by operating activities	$32,395	$17,524
Purchases of property and equipment, including capitalized internal-use software	(5,589)	(6,350)
Free Cash Flow	$26,806	$11,174

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2024 AND FULL YEAR 2024 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q2 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$410 - $440	$1,892 - $1,942
Traffic acquisition cost	$(270) - ($290)	$(1,237) - ($1,264)
Other cost of revenues	$(30) - ($30)	$(121) - ($124)
Gross profit	$110 - $120	$535 - $555
Add back: Other cost of revenues	$(30) - ($30)	$(121) - ($124)
ex-TAC Gross Profit	$140 - $150	$656 - $679

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.